Exhibit 99.1

News Release

Superior Announces Successful Execution of Cost Measures,

Efficient Restart of Operations, and Strong Liquidity – Well-Positioned

for Second Half of 2020

•	Executed temporary and permanent cost reductions benefiting 2020 by ~$40M

•	Successful shutdown and restart of all eight manufacturing facilities

•	Production schedules indicate strong demand for June and the coming months

•	Anticipate available liquidity at the end of Q2 2020 of $210 million to $230 million

•	Remain in compliance with all lending covenants

SOUTHFIELD, MICHIGAN – June 23, 2020 – Superior Industries International, Inc. (NYSE:SUP), one of the world’s leading aluminum wheel suppliers for OEMs and the European aftermarket, today provided a business update regarding its current operating status.

As of June 1, 2020, Superior had resumed production at all its facilities following the temporary suspension of operations in late March and early April 2020 due to the COVID-19 pandemic. To ensure the well-being of its employees, the Company is executing its Safe Work Playbook across its footprint, which includes expanded cleaning and sanitization, measures to ensure social distancing, distribution of personal protective equipment (PPE) in-line with government requirements, and daily temperature checks, among other activities.

To date, the production restart process has been smooth. The Company’s manufacturing operations have successfully managed through the challenges of an extended shutdown and efficient restart. Also, leading up to and during the restart, Superior worked closely with its supply base, which continues to be supportive and is effectively delivering all material and services required for Superior’s production.

While Superior is experiencing strong demand from its customers in both North America, specifically on pickup/SUV platforms, and in Europe, the Company continues to extend and expand cost reduction initiatives to align costs to the lower production environment. In total, Superior has executed temporary and permanent cost reductions including furloughs, wage reductions, temporary facility closures, elimination of merit increases, reduced travel, personnel restructurings, and use of government subsidies where available. These cost initiatives are expected to benefit 2020 results by approximately $40 million. Further, Superior is currently utilizing, and may utilize again in the future, selective, temporary facility closures to efficiently balance capacity with production costs and inventory levels. In addition to these cost reductions, the Company is taking other measures to improve cash flow through targeted working capital initiatives and by reducing capital expenditures.

“Superior, along with the entire automotive industry, has faced an unprecedented operating environment over the last several months. However, as an organization, our strong performance in the first quarter along with the actions we have taken during the second quarter to enhance our liquidity and financial profile, position us well as we enter the second half of 2020,” commented Majdi Abulaban, President and Chief Executive Officer of Superior. “We continue to focus our efforts on 1) ensuring the health and safety of our employees, 2) sustaining our liquidity position, 3) managing costs to current industry production levels, and 4) utilizing our production capacity efficiently. I remain positive regarding our ability to safely and efficiently adapt our business to meet customer demand as industry production normalizes.”

Second Quarter 2020 Performance

Industry production for the second quarter of 2020 is anticipated to decline by approximately 70% in North America and Europe compared to the same period in 20191. Based on Superior’s current releases, the Company anticipates its unit shipments will decline by approximately 60% for the second quarter, including expectations for strong shipments in June. While the Company has taken swift and decisive actions to reduce costs across the organization, Superior’s second quarter financial results are expected to be negatively impacted by lower unit shipments. Accordingly, for the second quarter of 2020, Superior anticipates net income to be negative and Adjusted EBITDA2 to be slightly negative.

Cash and Liquidity Position

Superior continues to maintain a robust liquidity position, supported by availability on revolving credit facilities and cash on hand. At the end of the second quarter of 2020, Superior expects net debt to be between $610M and $630M and total available liquidity, including cash and available amounts under revolving credit facilities to be between $210 million and $230 million. Superior remains in full compliance with all lending covenants and based on various outlook scenarios, does not anticipate any issues meeting the covenants under the Company’s various lending arrangements.

About Superior Industries

Superior is one of the world’s leading aluminum wheel suppliers. Superior’s team collaborates and partners with customers to design, engineer, and manufacture a wide variety of innovative and high-quality products utilizing the latest lightweighting and finishing technologies. Superior also maintains leading aftermarket brands including ATS®, RIAL®, ALUTEC®, and ANZIO®. Headquartered in Southfield, Michigan, Superior is listed on the New York Stock Exchange. For more information, please visit www.supind.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “intend,” “may,” “should,” “could,” “will,” “expects,” “expected,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “outlook”, “predicts,” “projects,” “potential” or “continue,” or the negative of such terms and other comparable terminology. These statements also include, but are not limited to, the intention to submit a plan to the NYSE and Superior’s ability to return to compliance of the continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in Superior’s Securities and Exchange Commission filings and reports, including Superior’s current Annual Report on Form 10-K, and other reports from time to time filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release. Such forward-looking statements speak only as of the date on which they are made, and Superior does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

[1]	Based on IHS’ forecast as of May 16, 2020. EU based on Western and Central EU.
[2]	See Non-GAAP Financial Information.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP, this press release refers to “Adjusted EBITDA,” which Superior has defined as earnings before interest income and expense, income taxes, depreciation, amortization, restructuring charges and other closure costs, impairments of long-lived assets and investments, changes in fair value of redeemable preferred stock embedded derivative, acquisition and integration costs, certain hiring and separation related costs, gaings associated with early debt extinguishment and accounts receivable factoring fees.

Management believes this non-GAAP measure is useful to management and may be useful to investors in their analysis of Superior’s financial position and results of operations. Further, management uses this non-GAAP financial measure for planning and forecasting purposes. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP and may be different from similar measures used by other companies.

Contacts:

Superior Investor Relations:

Troy Ford

(248) 234-7104

Investor.Relations@supind.com